Exhibit 99.1

Q4 Sales Growth: Pro-forma

($ M)	Net Sales	% Change

Q4 2005	$762.4

Q4 2004 (a)	755.1

Change	$7.3	1.0%

Due to (Approx.):

Pricing		2.3%

Currency		-5.5%

Volume/Mix		4.2%

(a)          Pro-forma as if the Groupe Novasep acquisition had been completed at the beginning of Yr 2004.